UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report is the form of presentation that Cellular Biomedicine Group, Inc. (the “Company”) used in connection with its presentations relating to an ongoing Phase IIa clinical trial, designed and conducted by the Chinese PLA General Hospital, on the Company’s acquired Chimeric Antigen Receptor-Modified T Cells (“CAR-T”) immunotherapy targeting CD20 for the treatment of patients with advanced relapsed/refractory B-cell non-Hodgkins lymphoma (“NHL”), to certain potential investors in the Company at the 4th International Conference on Translational Medicine held in Baltimore, Maryland beginning on October 26, 2015.

Item 8.01.                      Other Events.

On October 26, 2015, the Company issued a press release announcing clinical data for the Phase IIa trial on the Company’s acquired CAR-T CD20 immunotherapy for the treatment of patients with advanced relapsed/refractory NHL. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

99.1           Presentation
99.2           Press Release, dated October 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: October 28, 2015	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Financial Officer